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                        AMENDMENT NO. 2, dated as of May 21, 1998 (this
                  "AMENDMENT"), to the Credit Agreement dated as of January 7, 1998, as amended by Amendment No. 1 and Waiver dated as of March 16, 1998 (the "CREDIT AGREEMENT"), among DENNY'S, INC., a California corporation, EL POLLO LOCO, INC., a Delaware corporation, FLAGSTAR ENTERPRISES, INC., an Alabama corporation, FLAGSTAR SYSTEMS, INC., a Delaware corporation, QUINCY'S RESTAURANTS, INC., an Alabama corporation (each of the foregoing, except for FLAGSTAR ENTERPRISES, INC., individually, a "BORROWER" and, collectively, the "BORROWERS"), ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation ("PARENT"), the Lenders (as defined in Article I of the Credit Agreement) and THE CHASE MANHATTAN BANK, a New York banking corporation, as swingline lender (in such capacity, the "SWINGLINE LENDER"), as issuing bank, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders.

            A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

            B. Parent and the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided herein.

            C. The Required Lenders are willing to agree to such amendments, on the terms and subject to the conditions set forth herein.

            D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1.  Amendment.  (a) Section 1.01 of the Credit Agreement is
                        ----------
hereby amended as follows:

            (i) by inserting the following definition in the appropriate alphabetical order:

            "'QUINCY'S SALE' shall have the meaning assigned to such term in
            Section 6.05(i)."

            (ii) by substituting for the proviso at the end of the definition of the term "Consolidated EBITDA" before the period the following proviso:

            "; provided, however, that (a) Consolidated EBITDA for each period that includes the date of occurrence of the Enterprises Sale that occurred on




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                                                                    2

            April 1, 1998, will, solely for purposes of determining compliance with Sections 6.11, 6.12, 6.13 and 6.14, be determined on a pro forma basis, as if Enterprises had been sold on the first day of such period, (b) upon and after the occurrence of a Quincy's Sale, Consolidated EBITDA for each period that includes the date of occurrence of such Quincy's Sale will, solely for purposes of determining compliance with Sections 6.11, 6.12, 6.13 and 6.14, be determined on a pro forma basis, as if Quincy's had been sold on the first day of such period, and (c) after the occurrence of any acquisition of any person by Parent, any Borrower or any Specified Subsidiary, Consolidated EBITDA for each period that includes the date of occurrence of such acquisition will, solely for purposes of determining compliance with Sections 6.11 and 6.12, be determined on a pro forma basis, based on the actual historical results of operations of such person, as if such acquisition had occurred on the first day of such period";

            (iii) by substituting for the last sentence of the definition of the term "Consolidated Interest Expense" the following sentence:

            "Notwithstanding the foregoing, (a) Consolidated Interest Expense
            (i) for each period that includes the date of occurrence of the Enterprises Sale that occurred on April 1, 1998, will, for all purposes in this Agreement, be determined on a pro forma basis, as if Enterprises had been sold and the SRT Defeasance had been effected on the first day of such period and (ii) for each period will, for all purposes in this Agreement, be determined without regard to (A) interest expense in respect of the Spardee's Mortgage Notes, the Quincy's Mortgage Notes and the SRT Bonds and (B) interest income in respect of the Defeasance Eligible Investments (as defined in the Real Estate Financing Documents), and (b) upon and after the occurrence of a Quincy's Sale, Consolidated Interest Expense for each period that includes the date of such Quincy's Sale will, for all purposes in this Agreement, be determined on a pro forma basis, as if Quincy's had been sold on the first day of such period.";

            (iv) by substituting for the last sentence of the definition of the term "Consolidated Lease Expense" the following sentence:

            "Notwithstanding the foregoing, (a) Consolidated Lease Expense for each period that includes the date of occurrence of the Enterprises Sale that occurred on April 1, 1998, will, for all purposes of this Agreement, be determined on a pro forma basis, as if Enterprises had been sold on the first day of such period, and (b) upon and after the occurrence of a Quincy's Sale, Consolidated Lease Expense for each period that includes the date of occurrence of such Quincy's Sale will, for all purposes of this Agreement, be determined on a pro forma basis, as if Quincy's had been sold on the first day of such period.";




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                                                                    3

            (v) by substituting for the text beginning with the phrase ", MINUS" and ending immediately before the period in the definition of the term "Consolidated Total Debt" the following text:

            ", MINUS, for purposes of determining the Consolidated Total Debt Ratio and Section 6.11, the lesser of (x) $170,000,000 PLUS, at any time after a Quincy's Sale has occurred, $75,000,000, (y) the Net Cash Proceeds of the Enterprises Sale that occurred on April 1, 1998 and such Quincy's Sale that have not previously been applied to incur Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)), pay Indebtedness, effect the SRT Defeasance or make investments or for any other purpose and
            (z) the aggregate amount of all cash and cash equivalents of Parent, the Borrowers and the Specified Subsidiaries (excluding the Defeasance Eligible Investments (as defined in the Real Estate Financing Documents) acquired in connection with the SRT Defeasance) that would be set forth on a consolidated balance sheet of Parent, the Borrowers and the Specified Subsidiaries prepared as of such date in accordance with GAAP";

            (b) Section 6.05 of the Credit Agreement is hereby amended as follows:

            (i) by deleting the word "and" set forth at the end of Section 6.05(g); and

            (ii) by inserting the following new Sections:

            "(i) Spartan may sell all the capital stock of Quincy's (the "QUINCY'S SALE") and, in connection therewith, Parent may assign, license, sublicense, convey and deliver (the "INTELLECTUAL PROPERTY SALE") the intellectual property specified in the Stock Purchase Agreement among Buckley Acquisition Corporation, Spartan and Parent dated as of May 13, 1998 (the "QUINCY'S STOCK PURCHASE AGREEMENT"), provided that (i) at the time of the Quincy's Sale and the Intellectual Property Sale and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (ii) the Quincy's Sale and the Intellectual Property Sale are consummated in accordance with the terms of the Quincy's Stock Purchase Agreement (without giving effect to any amendments, waivers, supplements or other modifications thereto that are adverse to the Lenders) and applicable law and regulations and otherwise on terms reasonably satisfactory to the Administrative Agent, and (iii) Spartan and Parent shall have received gross cash proceeds in the aggregate of not less than $81,495,724 (subject to adjustment as provided in the Quincy's Stock Purchase Agreement) from the Quincy's Sale and the Intellectual Property Sale; and

            (j) any of Parent, any Borrower or any Specified Subsidiary may effect any transaction permitted by Section 6.04(k);"





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                                                                    4

            (c) Section 6.10 of the Credit Agreement is hereby amended by substituting for the final proviso thereof the following proviso:

            ", PROVIDED FURTHER, that, in addition to the Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)) permitted to be incurred pursuant to the foregoing provisions of this Section, Parent, the Borrowers and the Specified Subsidiaries may from time to time incur Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)) in an aggregate amount during the term of this Agreement not to exceed the lesser of (a) $170,000,000 PLUS, at any time after a Quincy's Sale has occurred, $75,000,000 and (b) the Net Cash Proceeds of the Enterprises Sale that occurred on April 1, 1998, and such Quincy's Sale that have not previously been applied to incur Consolidated Capital Expenditures (or investments in lieu thereof permitted under Section 6.04(k)), pay Indebtedness, effect the SRT Defeasance or make investments or for any other purpose";

            SECTION 2.  Representations and Warranties. Parent and the Borrowers
                        -------------------------------
represent and warrant to the Administrative Agent and to each of the Lenders that:

            (a) This Amendment has been duly authorized, executed and delivered by Parent and each of the Borrowers and constitutes their legal, valid and binding obligations, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) The execution, delivery and performance by Parent and each necessary Loan Party of the Quincy's Stock Purchase Agreement, and the completion of the Quincy's Sale and the Intellectual Property Sale (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, any Borrower or any Subsidiary, (B) any order of any Governmental Authority or
      (C) any provision of any indenture, agreement or other instrument to which Parent, any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument.




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                                                                    5

            (d) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

            SECTION 3. Conditions to Effectiveness. This Amendment shall become
                       ----------------------------
effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Parent, each of the Borrowers and the Required Lenders.

            SECTION 4. Credit Agreement. Except as specifically amended hereby,
                       -----------------
the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

            SECTION 5.  Loan Document.  This Amendment shall be a Loan
                        -------------
Document for all purposes.

            SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE
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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

            SECTION 7. Counterparts. This Amendment may be executed in two or
                       ------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

            SECTION 8. Expenses. Parent and the Borrowers agree to reimburse the
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Administrative Agent for its out-of-pocket expenses in connection with this
Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.


            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                           ADVANTICA RESTAURANT GROUP, INC.,

                                 by
                                     ------------------------------------
                                     Name:
                                     Title:





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                           DENNY'S, INC.,

                                by
                                    -------------------------------------
                                    Name:
                                    Title:


                           EL POLLO LOCO, INC.,

                                by
                                   --------------------------------------
                                    Name:
                                    Title:


                            QUINCY'S RESTAURANTS, INC.,

                                by
                                   --------------------------------------
                                    Name:
                                    Title:


                            THE CHASE MANHATTAN BANK,
                            individually and as Administrative Agent,
                            Collateral Agent, Swingline Lender and Issuing Bank,

                               by
                                  --------------------------------------
                                    Name:
                                    Title:





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                                                      SIGNATURE PAGE TO
                                                       AMENDMENT NO. 2,
                                                            DATED AS OF
                                                            May 21, 1998






To approve the Amendment:


Name of Institution ----------------------------------------------------------

                    by

                        ------------------------------------------------------
                        Name:
                        Title: